Exhibit 10.6
2026 STOCK INCENTIVE PLAN
OF
HONEYWELL AEROSPACE INC.
AND ITS AFFILIATES
ARTICLE I
ESTABLISHMENT AND PURPOSE
1.1    Purpose. The purpose of this 2026 Stock Incentive Plan of Honeywell Aerospace Inc. and its Affiliates (the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain Employees and Other Service Providers who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of Employees and Other Service Providers of exceptional ability, (c) providing Employees and Other Service Providers an opportunity to acquire or expand equity interests in the Company, and (d) promoting the growth and success of the Company’s business by aligning the financial interests of Employees and Other Service Providers with that of the other shareowners of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, Cash-Based Awards, Adjusted Awards or any combination of the foregoing.
1.2    Effective Date; Shareowner Approval. The Plan is effective as of the effective date of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission in connection with the Spin-Off (the “Effective Date”), provided, that the Plan shall have been adopted by the Board and approved by the Company’s sole shareowner.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms have the following meanings:
2.1    “1933 Act” means the Securities Act of 1933, as amended.
2.2    “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3    “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Performance Awards” awarded pursuant to Section 4.4; (d) “Restricted Stock Units” awarded pursuant to Section 4.5; (e) “Restricted Stock” awarded pursuant to Section 4.5; (f) “Other Stock-Based Awards” awarded pursuant to Section 4.6; and (g) “Adjusted Awards” pursuant to Section 4.7.
2.4    “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award and that sets out the terms and conditions of such Award.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cash-Based Award” means a Performance Award other than a Stock Option, Stock Appreciation Right, Restricted Stock Units, Restricted Stock, Other Stock-Based Award, or Performance Plan Unit.
2.7    “Cause” has the meaning assigned to such term in any written individual agreement with, or severance plan of, the Company or an Affiliate, in each case, that is applicable to the Participant, as of immediately prior to the Termination of Service; provided, that if no such agreement or plan exists, or if such term is not defined in such agreement or plan, “Cause” means any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against the Company; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion.

2.8    “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Company and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.
2.9    “Code” means the Internal Revenue Code of 1986, as amended.
2.10    “Committee” means the compensation committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is comprised solely of two or more persons who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.
2.11    “Common Stock” means the common stock of the Company.
2.12    “Company” means Honeywell Aerospace Inc. and its successors
2.13    “Disabled” and “Disability”, with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided, that, to the extent an Award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A of the Code.
2.14    “Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.
2.15    “Employee” means any individual who performs services as an employee of the Company or an Affiliate. “Employee” does not include any leased employees.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17    “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.
2.18    “Fair Market Value” means the average (mean) of the highest and lowest sales prices of a Share, as reported on the Nasdaq Stock Market LLC (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported.
2.19    “GAAP” means U.S. generally accepted accounting principles.
2.20    “Good Reason” has the meaning assigned to such term in any written individual agreement between the Company and the Participant in which such term is defined and in effect at the Participant’s Termination of Service, and in the absence of any such written agreement, has the meaning assigned to such term in the any severance plan of the Company or an Affiliate, in each case, that is applicable to such Participant.
2.21    “Honeywell” means Honeywell International Inc., a Delaware corporation.
2.22    “Honeywell Awards” shall have the meaning set forth in Section 4.7 of the Plan.
2.23    “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Agreement to be an Incentive Stock Option.

2.24    “Minimum Vesting Condition” means with respect to any Award, a condition that full vesting of (or lapsing of restrictions on) such Award does not occur until at least the first (1st) anniversary of the grant date.
2.25    “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee of the Company or an Affiliate. An individual who is elected to the Board at an annual meeting of the shareowners of the Company shall be deemed to be a member of the Board as of the date of the meeting.
2.26    “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.
2.27    “Other Service Provider” means an individual providing services to the Company as an independent contractor or consultant and who is not an Employee.
2.28    “Other Stock-Based Award” means an Award granted under Section 4.6 and denominated in Shares.
2.29    “Participant” means an Employee or Other Service Provider who has been granted an Award under the Plan.
2.30    “Performance Award” means an Award granted under Section 4.4 of the Plan, the payment of which is conditioned on the attainment of one or more Performance Measures.
2.31    “Performance Cycle” means, with respect to any Award that vests or is earned based on Performance Measures, a period (or periods) of at least one year, unless otherwise specified by the Committee, over which the level of attainment of performance of a Performance Measure shall be determined.
2.32    “Performance Measure” means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or combination of the following measures, separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Committee, which (to the extent applicable) shall be determined in accordance with GAAP: (a) Sales (or any component of sales); (b) Operating income; (c) Net income; (d) Earnings per Share (or Proforma EPS); (e) Return on equity; (f) Cash flow (including operating cash flow, free cash flow, cash flow yield and/or cash flow conversion); (g) Cash flow per Share; (h) Return on invested capital; (i) Return on investments (or ROI expansion); (j) Return on assets; (k) Economic value added (or an equivalent metric, as determined by the Committee); (l) Share price; (m) Total shareowner return; (n) Cost and expense reduction; (o) Working capital (or working capital turns or days); (p) Segment operating margin (or segment margin expansion); (q) Segment operating income; or (r) any other measure determined by the Committee.
Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark to market adjustment, the determination of which shall be at the discretion of the Committee.
In determining attainment of a Performance Measure, the Committee may exclude unusual or infrequently occurring items, extraordinary items and the cumulative effect of changes in accounting treatment and may determine to exclude other items, such as changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements, or discussion and analysis of management.
2.33    “Performance Plan Unit” means a Performance Award denominated in Units.
2.34    “Potential Change in Control Period” is deemed to commence at the time of the earliest of the following events to occur: (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control or otherwise result in an acceleration of the vesting of the Awards (except by virtue of the Participant’s death or Disability); (b) the Company or any person or group publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control or otherwise result in an acceleration of the vesting of the Awards (except by virtue of the Participant’s death or Disability); (c) any person or group (other than the Company, any subsidiary of the Company, or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15 percent or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person or group any securities acquired directly from the Company or its Affiliates); or (d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control Period has commenced. The Potential Change in Control Period is deemed to continue until the adoption by the Board of a resolution stating that, for purposes of the Plan, the Potential Change in Control Period has expired.

2.35    “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) the Exchange Act.
2.36    “Restricted Stock” means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.
2.37    “Restricted Stock Unit” means a Unit granted under Section 4.5 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.
2.38    “Share” means a share of Common Stock.
2.39    “Spin-Off” means the distribution of Shares to the shareholders of Honeywell in 2026 pursuant to the Separation and Distribution Agreement by and between Honeywell and the Company, entered into in connection with such distribution.
2.40    “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.
2.41    “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at a specified price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.4. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.
2.42    “Target Amount” means the amount of Performance Plan Units or the amount of cash in respect of a Cash-Based Award that shall be paid if the Performance Measure is met at the 100% level, as determined by the Committee.
2.43    “Target Vesting Percentage” means the percentage of Performance Awards that shall vest or become exercisable if the Performance Measure is met at the 100% level, as determined by the Committee.
2.44    “Termination of Service” means the date of cessation of a Participant’s provision of services to the Company and its Affiliates for any reason, with or without Cause, as determined by the Company. Except as otherwise provided in an Award Agreement, (a) termination of service shall be determined without regard to any statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events, and (b) if an Employee’s employment is terminated under circumstances that entitle the Employee to severance benefits pursuant to any applicable severance plan of the Company or an Affiliate in which the Employee participates, the Employee’s employment relationship with the Company and its Affiliates shall cease on the day prior to the date that severance benefits become payable under the terms of the applicable severance plan without regard to any delay in payment required by Section 409A of the Code. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to a Participant who provides services to such Affiliate is outstanding, the Committee may, in its discretion, deem such Participant to have a Termination of Service on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Participant’s Termination of Service shall be treated as an involuntary termination not for Cause. For purposes of clarification, any nonqualified deferred compensation (within the meaning of Section 409A of the Code) payable to the Participant upon a Termination of Service pursuant to the terms and conditions of this Plan shall be paid to the Participant upon a “separation from service”, as determined in accordance with Section 409A of the Code.
2.45    “Unit” means, for purposes of Performance Plan Units, the potential right to an Award equal to US$100 (or such amount of other monetary currency as the Committee shall determine) and, for purposes of Restricted Stock Units, the potential right to acquire one Share.
ARTICLE III
ADMINISTRATION
3.1    The Committee. The Plan shall be administered by the Committee.
3.2    Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Employees and Other Service Providers to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer Performance Measures in connection with Performance Awards, and certify the level of performance attained with respect to Performance Measures; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived; (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable to family members, a family trust, a family partnership or otherwise; (k) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (l) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to (including any Award Agreement), or Award made under, the Plan; (m) waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award; (n) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (o) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (p) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.
3.3    Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.
3.4    Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to one or more subcommittees of the Committee or to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Only the Committee (or a subset thereof), however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee.
3.5    Employment of Advisors. The Committee may select and employ attorneys, consultants, accountants and other advisors at the Company’s expense (and may determine the compensation thereof), and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.
3.6    No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action taken or omitted to be taken, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.
ARTICLE IV
AWARDS
4.1    Eligibility. All Employees, and such Other Service Providers as may be designated by the Committee from time to time, are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV. In addition, holders of Adjusted Awards are eligible to participate in the Plan with respect to such Adjusted Awards.

4.2    Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.
4.3    Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees and Other Service Providers whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:
(a)    Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.
(b)    Exercise Price. Other than with respect to Stock Options that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company, or with respect to the Adjusted Awards, the Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.4. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.
(c)    Term and Timing of Exercise. Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Except as otherwise provided in an Award Agreement or other subsequent agreement between a Participant and the Company or an Affiliate, each

Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:
(i)    The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised shall be set forth in the Award Agreement.
(ii)    A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable.
(iii)    Stock Options and Stock Appreciation Rights shall vest and remain exercisable as set forth in the applicable Award Agreement.
Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by applicable laws of descent and distribution. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant’s estate, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant’s estate or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.
(d)    Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, the Committee may also permit payment of all or a portion of the Exercise Price to be made by any other method, provided, that, for Awards to Reporting Persons, permissible methods shall be set forth in the applicable Award Agreement, including:
(i)    Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or
(ii)    Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or
(iii)    Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or
(iv)    Any combination of the methods described in paragraphs (i), (ii), and (iii).
(v)    The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii) or prohibit withholding pursuant to paragraph (d)(iii).
(e)    Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:
(i)    Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.
(ii)    Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s shareowners.
(iii)    Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(iv)    Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (e)(iv), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.
(v)    Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the applicable laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.
(f)    Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.
(g)    Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:
(i)    No Repricing. Except as otherwise provided in Section 5.4, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant, or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s shareowners in a manner that complies with the rules of the Nasdaq Stock Market LLC.
(ii)    No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.
(iii)    No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.
(iv)    No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A.
4.4    Performance Awards. The Committee may grant Performance Awards to the Employees or Other Service Providers that the Committee may from time to time select, in the amounts and, subject to Section 7.14, pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:
(a)    Performance Cycles. Performance Awards shall be awarded in connection with a Performance Cycle determined by the Committee; provided, however, that a Performance Cycle may be no shorter than 12 months.
(b)    Eligible Participants. Within 90 days after the commencement of a Performance Cycle, the Committee shall determine the Employees who shall be eligible to receive a Performance Award for the Performance Cycle; provided, however, that the Committee may determine the eligibility of any Employee other than a Reporting Person after the expiration of this 90-day period.
(c)    Performance Measures; Targets; Award Criteria.
(i)    The Committee shall fix and establish, in writing (A) the Performance Measures that apply to a Performance Cycle; (B) with respect to Cash-Based Awards, the Target Amount payable to each Participant; (C) with respect to other Performance Awards, the Target Vesting Percentage, or Target Amount payable, for each Participant; and (D) subject to Section 4.4(d), the criteria for computing the amount that shall be paid or shall vest with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award shall be paid or vest, and the percentage of the target Performance Award that shall vest upon attainment of various levels of performance that equal or exceed the minimum required level.
(ii)    The Committee may, in its discretion, select Performance Measures that measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. The Committee may select Performance Measures for a Performance Cycle any one or combination of the Performance Measures, separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Committee, which (to the extent applicable) shall be determined in accordance with GAAP.
(iii)    The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Performance Awards payable to any Reporting Person with respect to any given Performance Cycle; provided, however, that no reduction shall result in an increase in the dollar amount or number of Shares payable under any Performance Award of another Reporting Person.
(d)    Payment; Certification. No Performance Award shall vest with respect to any Reporting Person until the Committee certifies in writing the level of attainment of the applicable Performance Measures for the applicable Performance Cycle. Performance Awards awarded to Participants who are not Reporting Persons shall be based on the Performance Measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures and formulas may be the same as or different than the Performance Measures and formulas that apply to Reporting Persons.
(e)    Form of Payment. Performance Awards may be paid in cash or whole Shares, or a combination of cash and whole Shares, in the discretion of the Committee, subject to the terms and conditions set forth in the Award Agreement. Payment with respect to any fractional Share shall be determined in accordance with Section 5.5.
4.5    Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Employees and Other Service Providers whom the Committee may from time to time select, in the amounts and, with respect to Restricted Stock Units subject to Section 7.14, pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:
(a)    Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee or Other Service Provider, which Units are denominated in, payable in, valued, in whole or in part by reference to, or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.5, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.
(b)    Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a shareowner with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.
(c)    Dividends and Dividend Equivalents. At the discretion of the Committee and as described in the Award Agreement, dividends issued on Shares of Restricted Stock may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Restricted Stock Units with Dividend Equivalents. Except as otherwise described in the Award Agreement or determined by the Committee, Dividend Equivalents may be withheld and deferred in the Participant’s account subject to a vesting schedule, or used to credit additional Restricted Stock Units that vest on the same schedule and subject to any other conditions as the underlying Restricted Stock Units. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents.
(d)    Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock that it deems to be appropriate. Except as otherwise provided in an Award Agreement. The Committee shall cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant.
(e)    Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and whole Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied; provided, that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.
(f)    Deferred Units. Subject to Section 7.14 and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided, that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.
4.6    Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee or Other Service Provider that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion and subject to Section 7.14, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any such Awards in the event of a payment of dividends on Common Stock, and whether such Award will be settled in cash or whole Shares, or a combination of cash and whole Shares, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied. The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement.
4.7    Adjusted Awards. The Company is authorized to issue Awards (“Adjusted Awards”) in connection with the replacement, assumption and equitable adjustment of equity and equity-based awards granted by Honeywell prior to the Spin-Off (collectively, the “Honeywell Awards”). Notwithstanding any other provision of the Plan to the contrary, (i) the number of Shares subject to an Adjusted Award and the exercise price of any Adjusted Award that is a Stock Option shall be determined in accordance with a formula for conversion or adjustment of the corresponding Honeywell Award as set forth in the Employee Matters Agreement by and between Honeywell and the Company entered into in connection with the Spin-Off (the

“Employee Matters Agreement”), and (ii) Adjusted Awards shall be subject to the same vesting terms and overall terms that applied to the corresponding Honeywell Awards as of immediately prior to the Separation, in each case except as otherwise provided in the Employee Matters Agreement.
4.8    Termination for Cause. If a Participant incurs a Termination of Service for Cause, then all outstanding Awards shall immediately be canceled, except as otherwise provided in an Award Agreement or subsequent agreement between the Participant and the Company or an Affiliate.
ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS
5.1    Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. The total number of Shares with respect to which Awards may be issued under the Plan may equal but may not exceed 35 million, subject to adjustment in accordance with Section 5.4; provided, however, that from the aggregate limit:
(a)    no more than 35 million Shares may be available for grant in the form of Incentive Stock Options; and
(b)    Awards (other than Adjusted Awards) shall be subject to the Minimum Vesting Condition; provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of Awards or otherwise lapse or waive the Minimum Vesting Condition upon (A) the Participant’s death or Disability, (b) other Termination of Service, or (C) a Change in Control (subject to the requirements of Section 5.5), (ii) grant Awards that are not subject to the Minimum Vesting Condition with respect to 5% or less of the aggregate number of shares of Common Stock issued under the Plan, as may be adjusted pursuant to Section 5.4 and (iii) grant Awards to Non-Employee Directors that are not subject to the Minimum Vesting Condition.
5.2    Counting Rules. (a) The following Shares related to Awards to be issued under this Plan shall not count against the limits set forth in Section 5.1:
(i)    Shares related to Awards paid in cash; and
(ii)    Shares related to Awards that expire, are forfeited or canceled or terminate for any other reason without issuance of Shares; and

(iii)    Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.
(b)    For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations shall not be reincluded in or added back to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, only the gross number of Shares issued to the Participant or used to determine the settlement value will count against the number of Shares available for issuance under the Plan.
5.3    Non-Employee Director Limits. No Non-Employee Director shall be granted Awards during any calendar year that, when aggregated with such Non-Employee Director’s cash fees with respect to such calendar year, exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).
5.4    Adjustment Upon Certain Changes.
(a)    Adjustments. In the event of any change in corporate structure affecting outstanding Shares or the value thereof, including any dividend or distribution (whether in cash, Shares or other property), stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, consolidation, combination or exchange of shares or similar transaction, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in (i) the limitations set forth in Section 5.1, including the maximum aggregate number, class and kind of securities that may be delivered under the Plan, and (ii) the number, class, kind and Exercise Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the full or partial substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).
(b)    Other Changes. The Committee may make other adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4(a)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.
(c)    Performance Awards. In the event of any transaction or event described in this Section 5.4, the Committee shall have the power to make equitable adjustments in any Performance Measure and in other terms of any Performance Award, provided that such adjustment is consistent with the requirements of Section 409A of the Code and the regulations thereunder; and provided further that no such adjustment shall be made following the occurrence of a Change in Control to a Performance Award granted to a Participant without the consent of the Participant.
(d)    No Other Rights or Changes. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.4, and without limiting the generality of Section 6.1, no material adverse change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.4 without the consent of the Participant.
5.5    Change in Control.
(a)    Treatment of Awards Generally; Performance Awards. Without limiting the generality of Section 5.4 and subject to this Section 5.5, the provisions of Section 5.4 shall apply to Awards that remain unvested or unpaid upon a Change in Control, as if such Change in Control constituted an event described therein. Except as otherwise provided in Award Agreements, upon a Change in Control, performance goals underlying Performance Awards with incomplete performance periods shall be deemed achieved at the greater of the target level and the actual level of performance measured as of the latest practicable date prior to the Change in Control (as determined by the Committee), with any service-based vesting conditions continuing to apply unless otherwise determined by the Committee.
(b)    Accelerated Vesting Upon Certain Termination Events. Except as otherwise provided in Award Agreements, if the service of a Participant with the Company and its Affiliates is terminated involuntarily without Cause or voluntarily by the Participant for Good Reason during the two-year period following a Change in Control, then all outstanding Awards (including Performance Awards converted into service-based Awards in accordance with Section 5.5(a)) held by such Participant shall become vested and/or exercisable as of the effective date of such termination, whether or not the Awards were otherwise vested and/or exercisable, and all conditions shall be waived with respect to outstanding Awards.
5.6    Fractional Shares. No fractional Shares shall be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional Shares that would otherwise be issuable shall be paid in lieu of such fractional Shares. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional Shares.
ARTICLE VI
AMENDMENT AND TERMINATION
6.1    Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareowners of the Company, except that no revision to the terms of the Plan shall be effective until the amendment is approved by the shareowners of the Company if such approval is required by the rules of the Nasdaq Stock Market LLC or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.4 of the Plan). No amendment of the Plan made without the Participant’s written consent may materially adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law. The Plan may not be amended in any manner adverse to the interests of Participants during a Potential Change in Control Period or within two years following a Change in Control, unless such amendment is necessary to comply with applicable law.
6.2    Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan.
No Awards shall be granted under the Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any Participant without such Participant’s written consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII
GENERAL PROVISIONS
7.1    Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.
(a)    Any Award may be transferred by will or by the applicable laws of descent or distribution.
(b)    The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this Section 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.
(c)    Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to Section 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to Section 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to Section 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.
(d)    Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this Section 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.
(e)    In no event may a Participant transfer an Incentive Stock Option other than by will or the applicable laws of descent and distribution.
7.2    Withholding of Taxes.
(a)    Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).
(b)    Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations arising in connection with the release of restrictions on Restricted Stock Units, Restricted Stock, and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order.
(c)    Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.
(d)    Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount that is not less than the applicable minimum statutory amount and not more than the applicable maximum statutory amount.
7.3    Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award granted thereunder shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or for a period after Termination of Service, (a) violates a noncompetition, non-solicitation, non-disclosure, confidentiality, or non-disparagement covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion, or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any Affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any Affiliate as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Award if the Participant engages in any activity referred to in the preceding sentence or a financial restatement reduces the amount that would have been earned under such Award. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 7.3 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).
7.4    Code Section 83(b) Elections. The Company, the Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.
7.5    No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Participant for the continuation of service through the end of any vesting period, Performance Cycle, or other applicable period. The Company and the Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
7.6    No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the

Participant to exercise the Award. The Company, the Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.
7.7    No Rights as Shareowners. A Participant granted an Award under the Plan shall have no rights as a shareowner of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.
7.8    Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.
7.9    No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.
7.10    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate (or in the case of certain Adjusted Awards, Honeywell). Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.
7.11    Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees and Other Service Providers who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in Section 4.3(e), (b) increases the number of Shares available under the Plan, as set forth in Section 5.1; (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or (d) otherwise contains terms that would require approval by the shareowners of the Company under the rules of the Nasdaq Stock Market LLC.
7.12    Securities Matters.
(a)    The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.
(b)    The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of Shares pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
7.13    Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable U.S. federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.
7.15    Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death, to the extent required by Section 409A of the Code.